Exhibit 99.1

[LOGO]     Constellation
NEWS RELEASE

CONTACTS
Media Relations	Investor Relations
Mike Martin – 585-218-3669 Angie Blackwell – 585-218-3842	Patty Yahn-Urlaub – 585-218-3838 Bob Czudak – 585-218-3668

Constellation Brands’ Hardy Wine Company Conducts Strategic
Review, Refines Operations; Company Updates Guidance

FAIRPORT, N.Y., Nov. 12, 2007 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), a leading international beverage alcohol producer and marketer, announced today that Hardy Wine Company, based near Adelaide, Australia, will be consolidating winemaking and packaging currently taking place at its Buronga winery, to its Berri Estates winery, the largest in Australia.  Both are located in the River Murray inland regions of central Australia.  The Hardy initiative is part of Constellation’s ongoing effort to identify and capture greater efficiency from its global wine production infrastructure.
The Buronga winery will retain some grape processing and its viticultural staff to support local grape growers.  Beginning with the 2008 harvest, winemaking will take place at Berri Estates.  In May 2008, packaging will move to Berri Estates.
“Given the ever-changing global marketplace, we continuously review our operations around the world to ensure maximum asset utilization and to better assure that we are well-positioned for ongoing long-term growth and value creation,” stated Rob Sands, Constellation Brands president and chief executive officer.  “Similar to other production-oriented businesses, we must periodically refine our global production footprint and this is an example of our pro-active approach to address marketplace macro trends.  We always look for ways to improve our operational efficiency and improve profitability.”

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The company will explore international production facility optimization opportunities in addition to those described in this news release.  Also, as referenced in its news release announcing the proposed acquisition of the Fortune Brands U.S. wine portfolio, Constellation will determine the best way to effectively assimilate the brands and facilities from that transaction.  Details will be provided at the appropriate time.
Financial Details
The company expects this project to produce cost savings of more than $5 million annually by the end of fiscal 2009.
In connection with the Hardy initiative, the company expects to incur one-time cash charges of approximately $16 million and one-time non-cash charges of approximately $6 million, for a total of approximately $22 million in one-time charges.  The expected timing of the charges is as follows:

$ in millions	FY08	FY09	FY10	Total
Restructuring charges:
Contract termination costs	$8.5	--	--	$8.5
Employee termination costs	2.1	1.1	--	3.2
Other restructuring costs	0.1	0.8	2.7	3.6
Total restructuring charges	10.7	1.9	2.7	15.3
Other one-time cash costs	--	1.1	--	1.1
Cash costs	10.7	3.0	2.7	16.4

Accelerated depreciation – non-cash costs	3.5	2.0	--	5.5

Total one-time costs	$14.2	$5.0	$2.7	$21.9

As a result of these announced changes, the company is providing updated diluted earnings per share outlook for fiscal 2008.

Outlook

The table below sets forth management’s current diluted earnings per share expectations for fiscal year 2008 on a reported basis and a comparable basis.

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Constellation Brands Fiscal Year 2008
Diluted Earnings Per Share Outlook
	Reported Basis	Comparable Basis
	FY 08 Estimate	FY 08 Estimate
Fiscal Year Ending Feb. 29, 2008	$1.16 - $1.24	$1.34 - $1.42

Full-year fiscal 2008 guidance includes the following current assumptions and excludes the impact of the proposed acquisition of the Fortune Brands U.S. wine business announced on Nov. 12, 2007:

•
Net sales: low single-digit growth in organic net sales and low single-digit incremental benefit from the acquisitions of Vincor International Inc. and the SVEDKA Vodka brand and related business.  As a result of these increases, and the impact of reporting the Crown Imports joint venture and the joint venture for the Matthew Clark wholesale business under the equity method, reported net sales are expected to decrease 30 to 32 percent from net sales for fiscal year 2007

•	Interest expense: approximately $330 - $340 million
•	Stock compensation expense: approximately $30 million
•
Tax rate: approximately 39 percent on a reported basis, which includes a provision of approximately two percentage points related to the loss on disposal in connection with the company’s contribution of its U.K. wholesale business to the Matthew Clark joint venture and the repatriation of proceeds associated with this transaction, or approximately 37 percent on a comparable basis

•	Weighted average diluted shares outstanding: approximately 225 million
•	Free cash flow: $160 - $180 million

Conference Call Information
A Constellation Brands conference call to discuss these matters is scheduled for Nov. 12, 2007, at 10:00 a.m. eastern.  Participants in the call will include President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder.  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live, listen-only web cast of the conference call will be available on Constellation’s Internet Web site: www.cbrands.com, under “Investors,” together with a copy of this news release.  For anyone unable to participate in the conference call, a replay will be available on the company’s Web site until Nov. 21, 2007.
Explanations
Reported basis (“reported”) diluted earnings per share are as reported under generally accepted accounting principles.  Diluted earnings per share on a
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comparable basis (“comparable”), exclude acquisition-related integration costs, restructuring and related charges and unusual items.
The company discusses the additional non-GAAP measure of free cash flow in this news release.
Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.
About Constellation Brands

Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol in the wine, spirits and imported beer categories, with significant market presence in the U.S., Canada, U.K., Australia and New Zealand.  Based in Fairport, N.Y., the company has more than 250 brands in its portfolio, sales in approximately 150 countries and operates approximately 60 wineries, distilleries and distribution facilities.  It is the largest wine producer in the world; the largest wine company in the U.S. based upon sales dollar value, the largest wine company in the U.K., Australia and Canada; the second largest wine company in New Zealand; the largest beer importer and marketer in the U.S. through its Crown Imports joint venture with Mexico’s Grupo Modelo; and the third largest spirits company in the U.S.  Constellation Brands is an S&P 500 Index and Fortune 500® company.  Major brands in the company’s portfolio include Corona Extra, Black Velvet Canadian Whisky, the SVEDKA vodka line, Robert Mondavi wines, Ravenswood, Blackstone, Hardys, Banrock Station, Nobilo, Kim Crawford, Inniskillin, Jackson-Triggs and Arbor Mist.  To learn more about Constellation Brands and its product portfolio visit the company’s Web site at www.cbrands.com.

Forward-Looking Statements

The statements and estimates made in this news release under the heading Outlook replace in their entirety the statements and estimates set forth under the heading Outlook in the company's news release dated October 4, 2007.
The statements made under the heading Outlook, as well as all other statements set forth in this news release and elsewhere which are not historical facts regarding Constellation’s business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.
During the current quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the "Projections"). Prior to the start of the company's quiet period, which will begin at the close of business on Nov. 30, 2007, the public can continue to rely on the Projections as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
Commencing at the close of business on Nov. 30, 2007, Constellation will observe a "quiet period" during which the Projections should not be considered to constitute the company's expectations. During the quiet period, the Projections should be considered to be historical, speaking as of prior to the quiet period only and not subject to update by the company.
The company's forward-looking statements are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the company's estimated diluted earnings per share on a reported basis for fiscal 2008, and (ii) the company's estimated diluted earnings per share on a comparable basis for fiscal 2008, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary

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business operations, the forward-looking statements of the company contained in this news release are also subject to the following risks and uncertainties: factors relating to Constellation's ability to integrate Vincor's business, and the SVEDKA Vodka business, successfully and realize expected synergies associated with the Vincor acquisition; the continued strength of Vincor's relationships, and relationships of the SVEDKA Vodka business, with their respective employees, suppliers and customers; the accuracy of the bases for forecasts relating to Vincor's business and the SVEDKA Vodka brand and related business; final management determinations and independent appraisals may vary materially from current management estimates of the fair value of assets acquired and liabilities assumed in the SVEDKA Vodka business acquisition; the company's restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Vincor integration plan (announced in July 2006) and the company's restructuring and related charges associated with the Hardy initiative announced within this news release, the Fiscal 2007 Wine Plan (announced in August 2006) and its global wine restructuring plan announced in February 2006 may vary materially from management's current estimates of these charges, costs and adjustments due to variations in one or more of anticipated headcount reductions, contract terminations, or costs of implementation of these plans; the company achieving all of the expected cost savings from its Hardy initiative announced within this news release, from its Fiscal 2007 Wine Plan, from its Vincor integration plan and from its global wine restructuring plan due to, with respect to any or all of these plans, lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in their implementation; the company may realize lower than expected proceeds from sale of assets identified for sale under the Fiscal 2007 Wine Plan and consequently incurs a greater than expected loss on the sale of such assets; the impact upon net sales and diluted earnings per share resulting from the decision to reduce distributor wine inventory levels in the U.S. varying from current expectations due to the actual levels of distributor wine inventory reductions; the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company's competitors; raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; governmental bodies may increase tax rates; proportionately, the company's taxable income may be higher than expected in jurisdictions with higher tax rates; and changes in interest rates and foreign currency exchange rates.
On Nov. 12, 2007, the company announced the proposed acquisition of Fortune Brands’ U.S. wine business Beam Wine Estates.  There can be no assurance that any transaction between Constellation and Fortune Brands will occur, or will occur on the timetable contemplated hereby.  The company acquired Vincor International Inc. on June 5, 2006 and the SVEDKA Vodka brand and related business on March 19, 2007. In addition, on Jan. 2, 2007, the company formed the Crown Imports joint venture with Grupo Modelo S.A.B. de C.V. for the purpose of importing and marketing Modelo's Mexican beer portfolio into the United States and Guam, and on April 17, 2007, the company formed the Matthew Clark joint venture with Punch Taverns plc to own and operate the U.K. wholesale business formerly owned entirely by the company. Risks and uncertainties associated with these joint ventures include, among others, each joint venture's ability to operate the business successfully, each joint venture's ability to develop appropriate standards, controls, procedures and policies for the growth and management of such joint venture and the continued strength of each joint venture's relationships with, including without limitation, its employees, suppliers and customers. Additional risks and uncertainties associated with the Matthew Clark joint venture include factors relating to higher than expected formation and/or start-up costs for the joint venture, and the accuracy of the basis for the forecasts relating to the joint venture's business, including any capital investment in distribution infrastructure or the realization of any distribution efficiencies.
For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2007, which contains a discussion of additional factors that may affect Constellation's business. The factors discussed in these reports could cause actual future performance to differ from current expectations.

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Constellation Brands, Inc. and Subsidiaries
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP"). However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the year ending February 29, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Please refer to the company's Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of the historical non-GAAP financial measures.

Fiscal Year 2008 Diluted Earnings Per Share Guidance	Range for the Year Ending February 29, 2008

Forecasted diluted earnings per share - reported basis (GAAP)	$1.16	$1.24
Inventory step-up	0.03	0.03
Strategic business realignment(1)	0.15	0.15
Forecasted diluted earnings per share - comparable basis (Non-GAAP)(2)	$1.34	$1.42

(1)
Includes $0.05, $0.04, $0.03, $0.02 and $0.01 diluted earnings per share for the year ending February 29, 2008, associated with the loss on disposal in connection with the company's contribution of its U.K. wholesale business to the Matthew Clark joint venture and the company's provision for income taxes in connection with the repatriation of proceeds associated with this transaction, the Hardy initiative announced within this news release, the Fiscal 2007 Wine Plan, the Vincor Plan and the Fiscal 2006 Plan, respectively. (2)

(2)	May not sum due to rounding as each item is computed independently.

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

Fiscal Year 2008 Free Cash Flow Guidance	Range for the Year Ending February 29, 2008

Net cash provided by operating activities (GAAP)	$325.0	$345.0
Purchases of property, plant and equipment	(165.0)	(165.0)
Free cash flow (Non-GAAP)	$160.0	$180.0